Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Farhan Ahmad	Erica Rodriguez Pompen
	Investor Relations	Media Relations
	farhanahmad@micron.com	epompen@micron.com
	(408) 834-1927	(408) 834-1873

MICRON TECHNOLOGY, INC., REPORTS RESULTS FOR THE
FIRST QUARTER OF FISCAL 2019

Strong execution drives record revenue in mobile, automotive, and industrial markets

BOISE, Idaho, Dec. 18, 2018 – Micron Technology, Inc., (NASDAQ: MU) today announced results for its first quarter of fiscal 2019, which ended Nov. 29, 2018.

Fiscal Q1 2019 Highlights
•Revenue of $7.91 billion, up 16 percent compared with the same period last year
•GAAP net income of $3.29 billion, or $2.81 per diluted share
•Non-GAAP net income of $3.51 billion, or $2.97 per diluted share

•	Operating cash flow of $4.81 billion compared with $3.64 billion for the same period last year

•	Share repurchases of $1.80 billion under the authorized buyback program

“Micron reported strong profitability in the fiscal first quarter, highlighted by double-digit year-over-year revenue growth across our major markets and solid business execution,” Micron Technology President and CEO Sanjay Mehrotra said. “Despite weak near-term industry supply-demand dynamics entering calendar 2019, Micron is well-positioned to deliver healthy profitability throughout the year. We remain bullish on the long-term secular growth trends driving the memory and storage industry.”

Quarterly Financial Results
(in millions, except per share amounts)	GAAP (1)			Non-GAAP (2)
	FQ1-19	FQ4-18	FQ1-18	FQ1-19	FQ4-18	FQ1-18
Revenue	$7,913	$8,440	$6,803	$7,913	$8,440	$6,803
Gross margin	$4,615	$5,151	$3,747	$4,670	$5,179	$3,769
percent of revenue	58.3%	61.0%	55.1%	59.0%	61.4%	55.4%
Operating income	$3,759	$4,377	$3,097	$3,887	$4,439	$3,157
percent of revenue	47.5%	51.9%	45.5%	49.1%	52.6%	46.4%
Net income attributable to Micron	$3,293	$4,325	$2,678	$3,508	$4,313	$2,994
Diluted earnings per share	$2.81	$3.56	$2.19	$2.97	$3.53	$2.45

Investments in capital expenditures, net of amounts funded by partners, were $2.48 billion for the first quarter of 2019, which resulted in adjusted free cash flows(3) of $2.33 billion. Micron repurchased an aggregate of 42 million shares of its common stock for $1.80 billion during the quarter in connection with its $10 billion share repurchase authorization. The company ended the first quarter in a record net cash position of $3.07 billion with cash, marketable investments, and restricted cash of $7.21 billion.

Micron will host a conference call on Tuesday, Dec. 18, 2018 at 2:30 p.m. MT to discuss financial results and provide forward-looking guidance for fiscal second quarter. The call, audio, and slides will be available online at investors.micron.com. A webcast replay will be available on our website until Dec. 18, 2019. A taped audio replay of the conference call will also be available at 1-404-537-3406 or 1-855-859-2056 (conference number: 3349486) beginning at 5:30 p.m. MT, Dec. 18, 2018 and continuing through Dec. 25, 2018. For Investor Relations and other company updates, follow @MicronTech on Twitter at twitter.com/MicronTech.

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions. Through our global brands – Micron®, Crucial® and Ballistix® – our broad portfolio of high-performance memory and storage technologies, including DRAM, NAND, NOR Flash and 3D XPoint™ memory, is transforming how the world uses information to enrich life. Backed by 40 years of technology leadership, our memory and storage solutions enable disruptive trends, including artificial intelligence, machine learning, and autonomous vehicles, in key market segments like cloud, data center, networking, mobile and automotive. Our common stock is traded on the NASDAQ under the MU symbol. To learn more about Micron Technology, Inc., visit micron.com.

The Micron logo and Micron symbol are trademarks of Micron Technology, Inc. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements regarding the industry and our strategic position and financial results. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, specifically our most recent Form 10-K. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at www.micron.com/certainfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.

(1) GAAP represents U.S. Generally Accepted Accounting Principles.
(2) Non-GAAP represents GAAP excluding the impact of certain activities which our management excludes in analyzing our operating results and understanding trends in our earnings. Non-GAAP also includes the impact on shares used in per share calculations of our outstanding capped call transactions and from the exclusion of stock-based compensation. For a reconciliation of GAAP to non-GAAP results, see the accompanying financial tables and footnotes.
(3) Adjusted free cash flow consists of cash provided by operating activities of $4.81 billion for the first quarter of 2019 less investments in capital expenditures, net of amounts funded by partners.

MICRON TECHNOLOGY, INC.
CONSOLIDATED FINANCIAL SUMMARY
(in millions except per share amounts)

	1st Qtr.	4th Qtr.	1st Qtr.
	November 29, 2018	August 30, 2018	November 30, 2017
Revenue (1)	$7,913	$8,440	$6,803
Cost of goods sold	3,298	3,289	3,056
Gross margin	4,615	5,151	3,747
Selling, general, and administrative	209	215	191
Research and development	611	567	448
Other operating (income) expense, net	36	(8)	11
Operating income	3,759	4,377	3,097
Interest income (expense), net	5	(16)	(101)
Other non-operating income (expense), net (2)	9	(15)	(204)
Income tax provision (3)	(477)	(20)	(114)
Net income attributable to noncontrolling interests	(3)	(1)	—
Net income attributable to Micron	$3,293	$4,325	$2,678

Earnings per share
Basic	$2.91	$3.73	$2.36
Diluted	2.81	3.56	2.19

Number of shares used in per share calculations
Basic	1,133	1,159	1,134
Diluted	1,174	1,216	1,225

CONSOLIDATED FINANCIAL SUMMARY, Continued

As of	November 29, 2018	August 30, 2018
Cash and short-term investments	$5,563	$6,802
Receivables (1)	5,418	5,478
Inventories	3,876	3,595
Total current assets (1)	15,039	16,039
Long-term marketable investments	1,565	473
Property, plant, and equipment, net	24,807	23,672
Restricted cash	78	81
Total assets (1)	44,595	43,376

Accounts payable and accrued expenses	4,200	4,374
Current debt (2)	398	859
Total current liabilities	5,189	5,754
Long-term debt	3,734	3,777

Total Micron shareholders' equity (1)	33,869	32,294
Noncontrolling interests in subsidiaries	870	870
Total equity	34,739	33,164

	Quarter Ended
	November 29, 2018	November 30, 2017
Net cash provided by operating activities	$4,810	$3,636
Net cash provided by (used for) investing activities	(4,427)	(1,434)
Net cash provided by (used for) financing activities	(2,435)	(1,282)

Depreciation and amortization	1,353	1,119
Investments in capital expenditures	(2,720)	(2,089)
Repayments of debt (2)	(577)	(2,744)
Cash paid to acquire treasury stock (4)	(1,836)	(23)
Proceeds from issuance of stock	15	1,472
Proceeds from issuance of debt	—	150

(1)
In the first quarter of 2019, we adopted ASU 2014-09 – Revenue from Contracts with Customers (as amended, "ASC 606"), which supersedes nearly all existing revenue recognition guidance under generally accepted accounting principles in the United States. The core principal of ASC 606 is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In adoption, we applied the modified retrospective method and, in connection therewith, made certain adjustments to our opening balances as of August 31, 2018. Adjustments to opening balances included an increase to receivables of $114 million, reduction of deferred tax assets of $92 million, increase of other current assets of $30 million, and an increase to retained earnings of $50 million.

(2)	In the first quarter of 2019, we settled conversions of debt with an aggregate principal amount of $38 million for cash of $164 million and recognized non-operating losses of $13 million.

(3)
On December 22, 2017, the United States enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the "Tax Act") which imposed a one-time transition tax in 2018 (the "Repatriation Tax") and created a new minimum tax on certain foreign earnings. Our accounting for the effects of the Tax Act was completed during the first quarter of 2019.

Our income tax provision consisted of the following:

Quarter ended	November 29, 2018	August 30, 2018	November 30, 2017
Income tax provision, excluding items below	$(378)	$(113)	$(88)
Utilization of and other changes in net deferred tax assets of MMJ, MMT, and MTTW	(52)	10	(26)
Repatriation Tax, net of adjustments related to uncertain tax positions	(47)	83	—
	$(477)	$(20)	$(114)

(4)
In the first quarter of 2019, we repurchased 42 million shares of our common stock for $1.80 billion through a combination of repurchases pursuant to an accelerated share repurchase agreement, Rule 10b5-1 plan, and through open market repurchases. The shares were recorded as treasury stock.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in millions, except per share amounts)

	1st Qtr.			4th Qtr.			1st Qtr.
	November 29, 2018			August 30, 2018			November 30, 2017
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP
Revenue	$7,913	$—	$7,913	$8,440	$—	$8,440	$6,803	$—	$6,803
Cost of goods sold	3,298	(55)	3,243	3,289	(28)	3,261	3,056	(22)	3,034
Gross margin	4,615	55	4,670	5,151	28	5,179	3,747	22	3,769
percent of revenue	58.3%		59.0%	61.0%		61.4%	55.1%		55.4%

Selling, general, and administrative	209	(21)	188	215	(13)	202	191	(18)	173
Research and development	611	(22)	589	567	(14)	553	448	(14)	434
Other operating (income) expense, net	36	(30)	6	(8)	(7)	(15)	11	(6)	5
Operating expenses	856	(73)	783	774	(34)	740	650	(38)	612
Operating income	3,759	128	3,887	4,377	62	4,439	3,097	60	3,157
percent of revenue	47.5%		49.1%	51.9%		52.6%	45.5%		46.4%

Interest income (expense), net	5	18	23	(16)	23	7	(101)	29	(72)
Other non-operating income (expense), net	9	(8)	1	(15)	14	(1)	(204)	204	—
	3,773	138	3,911	4,346	99	4,445	2,792	293	3,085

Income tax provision	(477)	77	(400)	(20)	(111)	(131)	(114)	23	(91)
Net income	3,296	215	3,511	4,326	(12)	4,314	2,678	316	2,994

Net income attributable to noncontrolling interests	(3)	—	(3)	(1)	—	(1)	—	—	—
Net income attributable to Micron	$3,293	$215	$3,508	$4,325	$(12)	$4,313	$2,678	$316	$2,994

Shares used in calculations	1,174	5	1,179	1,216	4	1,220	1,225	(5)	1,220
Diluted earnings per share	$2.81	$0.16	$2.97	$3.56	$(0.03)	$3.53	$2.19	$0.26	$2.45

MICRON TECHNOLOGY, INC.
NON-GAAP ADJUSTMENTS
(in millions)

	1st Qtr.	4th Qtr.	1st Qtr.
	November 29, 2018	August 30, 2018	November 30, 2017
Non-GAAP adjustments
Cost of goods sold
Stock-based compensation	$26	$21	$20
Employee severance, start-up costs, and other	29	7	2
	55	28	22

Selling, general, and administrative
Stock-based compensation	19	13	18
Employee severance and other	2	—	—
	21	13	18

Research and development
Stock-based compensation	16	13	13
Employee severance and other	6	1	1
	22	14	14

Other operating (income) expense, net
Restructure and asset impairments	30	7	6

Interest income (expense), net
Amortization of debt discount and other costs	18	23	29

Other non-operating income (expense)
(Gain) loss on debt repurchases and conversions	(14)	(1)	195
(Gain) loss from changes in currency exchange rates	5	15	9
Other	1	—	—
	(8)	14	204

Income taxes
Impact of U.S. income tax reform	47	(83)	—
Estimated tax effects of above, including tax benefits from stock-based compensation, and non-cash changes in net deferred income taxes	30	(28)	23
	77	(111)	23
	$215	$(12)	$316

The tables above reconcile GAAP to non-GAAP results, diluted shares, and diluted earnings per share. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful to understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from numbers presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies.

Our management excludes the following items in analyzing our operating results and understanding trends in our earnings:

•	Stock-based compensation;

•	Flow-through of business acquisition-related inventory adjustments;

•	Acquisition-related costs;

•	Employee severance, start-up costs, and other;

•	Restructure and asset impairments;

•	Amortization of debt discount and other costs, including the accretion of non-cash interest expense associated with our convertible debt and MMJ creditor debt;

•	Gains and losses from debt repurchases and conversions;

•	Gains and losses from changes in currency exchange rates;

•	Gains and losses loss from business acquisition activities;

•	Impact of the U.S. income tax reform for the Repatriation Tax, release of U.S. valuation allowance, and remeasurement of net deferred taxes reflecting the lower U.S. corporate tax rates; and

•	The estimated tax effects of above, including tax benefits from stock-based compensation, and non-cash changes in net deferred taxes.

Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes. In periods with non-GAAP income attributable to Micron, non-GAAP diluted shares include the impact of the capped calls, based on the average share price for the period the capped calls are outstanding. Non-GAAP diluted shares are also adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income.